EXHIBIT 5(c)(x)



                   AMERICAN GENERAL LIFE INSURANCE COMPANY
                 --------------------------------------------
                 A Subsidiary of American General Corporation
                 --------------------------------------------
                                Houston, Texas

AMERICAN GENERAL                                                    GENERATIONS
(graphic)                                                      Variable Annuity
                              - SPECIAL OFFER -

            DOLLAR COST AVERAGING FROM THE 1-YEAR GUARANTEE PERIOD
                           (FOR NEW CONTRACTS ONLY)
_______________________________________________________________________________
TO INITIATE DOLLAR COST AVERAGE (AUTOMACTIC TRANSFER PLAN):

   o Select your initial investment allocations in Section 6 of the "GENERATIONS" Variable Annuity Application (L8771), allocating the desired percentage to the 1-Year Guarantee Period (The minimum allocation to the 1-Year Guarantee Period is $5,000.)

   o In lieu of Section 8 of the Application, complete this form to begin dollar cost averaging from the 1-Year Guarantee Period.

   o Submit this form with your Application
_______________________________________________________________________________

SECTION I: Investment Allocations

The entire amount allocated to the 1-Year Guarantee Peirod will be transferred in equal monthly payments over a period of 12 months to the following Division(s) as indicated. (Use only whole percentages. Total allocation must equal 100%.) Balances in the 1-Year Guarantee period that are subject to dollar cost averaging pursuant to this form will earn interest at the increased rate of _____%, which represents an increase of _____% over the 1-Year Guaranteed Interest Rate currently offered.

    Asian Equity (95)            ____%   Fixed Income (84)           ____%    Mid Cap Value (91)             ____%
    Domestic Income (80)         ____%   Global Equity (85)          ____%    Money Market (92)              ____%
    Emerging Growth (81)         ____%   Government (86)             ____%    MS Real Estate Securities (93) ____%
    Emerging Markets Equity (82) ____%   Growth and Income (88)      ____%    Strategic Stock (96)           ____%
    Enterprise (83)              ____%   High Yield (89)             ____%    Value (94)                     ____%
    Equity Growth (87)           ____%   International Magnum (90)   ____%    Other________________          ____%

NOTE: ALL MONEY ALLOCATED TO THE 1-YEAR GUARANTEE PERIOD WILL BE TRANSFERRED IN EQUAL MONTHLY PAYMENTS OVER A 12-MONTH PERIOD, BEGINNING 30 DAYS AFTER THE CONTRACT ISSUE DATE. THE FINAL AMOUNT TRANSFERRED FROM THE 1-YEAR GUARANTEE PERIOD WILL INCLUDE ALL OF THE REMAINING BALANCE.
_______________________________________________________________________________

SECTION II: Signatures

Your signature below indicates you have received a GENERATIONS (TM) prospectus and authorizes your request to begin dollar cost averaging ("DCA"). All transactions will be confirmed. Please review the information in these statements carefully. All errors or corrections must be reported to American General Life immediately to assure proper crediting. American General Life will assume all transactions are accurate unless notified within 30 days.

You may elect to terminate your DCA by calling or writing American General Life, and termination will become effective prior to the next transfer following this notification. Upon termination, you will no longer receive the increased interest rate. If American General Life receives another transfer or liquidation request on the date of a DCA transfer, American General Life may delay processing the transfer. In addition, American General Life reseerves the right to discontinue, modify, or amend its DCA offer at any time. Any changes made to the DCA offer will not affect Contract Owners currently participating in DCA.

__________________________________     ________________________________________
SIGNATURE OF CONTRACT OWNER            SOCIAL SECURITY NUMBER OF CONTRACT OWNER

__________________________________     ________________________________________
PRINT CONTRACT OWNER NAME              SIGNATURE OF JOINT OWNER (IF APPLICABLE)

__________________________________     ________________________________________
DATE                                   PRINT LICENSED AGENT NAME
_______________________________________________________________________________

L8966                                                                 VAGFRMDCAG